PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q1 2009 Financial Results

Non-GAAP Net Income Increases 19% Sequentially

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – April 20, 2009 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for data center servers and storage, today announced financial results for its first quarter 2009, ended March 31, 2009.

First Quarter Highlights

•	Revenues were $22.6 million

•	Gross margins were 76.3 percent

•	Operating income was $2.7 million or 11.9 percent of revenues

•	Net income: $5.2 million non-GAAP, $2.1 million GAAP

•	Net income per diluted share: $0.15 non-GAAP, $0.06 GAAP

•	$4.1 million in cash provided by operating activities

•	$186.9 million in total cash and investments at March 31, 2009

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $22.6 million, compared with $25.2 million in the fourth quarter of 2008, and compared with $25.2 million in the first quarter of 2008.

Gross margins in the first quarter were 76.3 percent, compared with 77.5 percent in the fourth quarter of 2008 and 76.4 percent in the first quarter of 2008. GAAP net income in the first quarter of 2009 was $2.1 million or $0.06 per diluted share, compared with $4.6 million or $0.14 per diluted share in the first quarter of 2008.

On a non-GAAP basis, the company grew first quarter net income to $5.2 million, or $0.15 per diluted share, from $4.4 million or $0.13 per diluted share in the fourth quarter of 2008. First quarter 2008 non-GAAP net income was $8.6 million or $0.25 per diluted share. These first quarter 2009 non-GAAP net income results exclude $2.3 million of share-based compensation expenses and tax expense of $0.8 million from changes in certain deferred tax assets.

Total cash and investments were $186.9 million at March 31, 2009. The company generated $4.1 million in cash from operating activities during the quarter.

“Mellanox delivered a financially solid first quarter, marked with increased OEM adoption of our industry-leading 40Gb/s ConnectX® InfiniBand adapters and InfiniScale® IV-based switches, industry-wide OS certification and market-readiness of our 10 Gigabit Ethernet adapter product line, and new product introductions such as our BridgeX™ gateway ICs and systems,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “Unit shipments increased 5.6 percent from the fourth quarter of 2008, and operating income increased sequentially due to prudent cost control management.”

Recent Mellanox Press Release Highlights

•	April 14 — Mellanox 40Gb/s InfiniBand Products Accelerate Sun Microsystems’ Sun Blade™ Modular Systems

•	March 31 — Mellanox Announces 40Gb/s InfiniBand Networking Solutions for High-Performance and Enterprise Data Center Compute Systems

•	March 30 — Mellanox Introduces 40Gb/s InfiniBand Products for New HP ProLiant G6 Server Blades

•	March 30 — Mellanox Unveils New Levels of Data Center IT Performance, Productivity and Efficiency

•	March 10 — Mellanox’s Industry-Leading 10 Gigabit Ethernet Adapters and Drivers Now Certified for a Wide Spectrum of Software Platforms

•	Feb. 25 — Mellanox and GigaSpaces Accelerate Transaction Performance for Financial Applications

•	Feb. 25 — Mellanox ConnectX EN 10GigE NIC Adapters Achieve VMware Ready Certification

•	Feb. 17 — Mellanox Announces BridgeX — Industry’s First Gateway Solution Enabling True I/O Consolidation over 40Gb/s InfiniBand or 10 Gigabit Ethernet

•	Jan. 29 — Mellanox Delivers High-Performance End-to-End Connectivity for Europe’s Leading Supercomputing Clusters

Conference Calls
Mellanox will broadcast its first quarter 2009 financial results conference call today at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-325-4775 approximately ten minutes prior to the start time. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is: 4730494

Mellanox will also conduct a conference call on Tuesday, April 21 at 9 a.m. Israel Time to discuss the company’s first quarter 2009 financial results in Hebrew. To listen to the call, dial +972-3-9180610 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call, and will remain available for 48 hours. To access the replay, dial +972-3-9255954.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers.

Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for HPC products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, declining overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 12, 2009, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. Virtual Protocol Interconnect and BridgeX are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three months ended
	March 31,
	2009	2008
Revenues	$22,558	$25,155
Cost of revenues	(5,352)	(5,935)

Gross profit	17,206	19,220

Operating expenses:
Research and development	8,622	8,257
Sales and marketing	3,702	3,353
General and administrative	2,202	1,831

Total operating expenses	14,526	13,441

Income from operations	2,680	5,779
Other income, net	541	1,043

Income before taxes	3,221	6,822
Provision for taxes on income	(1,105)	(2,185)

Net income	$2,116	$4,637

Net income per share— basic	$0.07	$0.15

Net income per share— diluted	$0.06	$0.14

Shares used in computing net income per share:
Basic	31,823	31,089
Diluted	32,835	32,790

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three months ended
	March 31,
	2009	2008
GAAP NET INCOME	$2,116	$4,637
Adjustments:
Share-based compensation expense	2,324	1,874
Deferred taxes expense	783	2,056

NON-GAAP NET INCOME	$5,223	$8,567

GAAP SHARES – BASIC	31,823	31,089
Adjustments:
Impact from weighted outstanding shares*	91	84

NON-GAAP SHARE – BASIC	31,914	31,173

GAAP SHARES – DILUTED	32,835	32,790
Adjustments:
Impact from weighted outstanding shares*	91	84
Effect of dilutive securities under GAAP**	(1,012)	(1,701)
Total options vested and exercisable	3,565	3,049

NON-GAAP SHARES – DILUTED	35,479	34,222

GAAP NET INCOME PER SHARE- DILUTED	$0.06	$0.14
Adjustments:
Share-based compensation expense	$0.07	$0.06
Deferred taxes expense	$0.02	$0.06
Effect of dilutive securities under GAAP**	$0.01	$0.01
Total options vested and exercisable	($0.01)	($0.02)

NON-GAAP INCOME PER SHARE- DILUTED	$0.15	$0.25

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$73,330	$110,153
Short term investments	109,969	70,855
Restricted cash	3,567	2,149
Accounts receivable, net	16,723	23,399
Inventories	5,923	6,740
Deferred taxes	4,970	5,753
Prepaid expenses and other	2,144	2,968

Total current assets	216,626	222,017
Property and equipment, net	9,969	10,386
Severance assets	3,477	3,407
Intangible assets, net	412	465
Deferred taxes	7,302	7,302
Other long-term assets	1,181	1,194

Total assets	$238,967	$244,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,609	$8,265
Other accrued liabilities	8,882	14,103
Capital lease obligations, current	653	717

Total current liabilities	13,144	23,085
Accrued severance	4,781	5,042
Capital lease obligations, net of current portion	732	874
Other long-term obligations	1,859	1,690

Total liabilities	20,516	30,691
Shareholders’ equity
Ordinary shares	132	131
Additional paid-in capital	228,340	225,180
Accumulated other comprehensive income (loss)	(825)	81
Accumulated deficit	(9,196)	(11,312)

Total shareholders’ equity	218,451	214,080

Total liabilities and shareholders’ equity	$238,967	$244,771

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$2,116	$4,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,075	816
Deferred income taxes	783	2,056
Share-based compensation expense	2,324	1,874
Gain on sale of short-term investments	(135)	(800)
Changes in assets and liabilities:
Accounts receivable, net	6,676	(1,511)
Inventory	817	(5)
Prepaid expenses and other assets	1,211	(394)
Accounts payable	(4,656)	(2,009)
Accrued liabilities and other payables	(6,118)	(1,334)

Net cash provided by operating activities	4,093	3,330

Cash flows from investing activities:
Purchase of severance-related insurance policies	(331)	(444)
Purchases of short-term investments	(74,902)	(73,544)
Proceeds from sales of short-term investments	32,338	27,295
Proceeds from maturities of short term investments	3,500	6,200
Increase in restricted cash deposit	(1,547)	—
Purchase of property and equipment	(605)	(652)
Purchase of equity investment in a private company	—	(1,500)

Net cash used in investing activities	(41,547)	(42,645)

Cash flows from financing activities:	—

Principal payments on capital lease obligations	(206)	(946)
Proceeds from exercise of share awards and stock options	837	1,086

Net cash provided by financing activities	631	140

Decrease in cash and cash equivalents	(36,823)	(39,175)
Cash and cash equivalents at beginning of period	110,153	100,650

Cash and cash equivalents at end of period	$73,330	$61,475